                                                                      EXHIBIT 12

                      PARK PLACE ENTERTAINMENT CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (DOLLAR AMOUNTS IN MILLIONS)(UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                                             --------------------  ------------------------------------------
                                                               1998       1997       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations before income taxes and
  minority interest(1).....................................  $     214  $     201  $     131  $      56  $     126  $     124

Add:
  Interest expense(1)......................................         66         59         82         37         41         37
  Distributions from less than 50% owned companies.........          2          2          4          3          6          6
  Interest component of rent expense(1)(2).................          1          1          2          2          1          1
                                                             ---------  ---------  ---------        ---  ---------  ---------
Earnings available for fixed charges.......................  $     283  $     263  $     220  $      99  $     174  $     168
                                                             ---------  ---------  ---------        ---  ---------  ---------
                                                             ---------  ---------  ---------        ---  ---------  ---------

Fixed charges:
  Interest expense(1)......................................  $      66  $      59  $      82  $      37  $      41  $      37
  Capitalized interest.....................................         16         10          9          7          2          6
  Interest component of rent expense(1)(2).................          1          1          2          2          1          1
                                                             ---------  ---------  ---------        ---  ---------  ---------
Total fixed charges........................................  $      83  $      70  $      93  $      46  $      44  $      44
                                                             ---------  ---------  ---------        ---  ---------  ---------
                                                             ---------  ---------  ---------        ---  ---------  ---------

Ratio of earnings to fixed charges.........................        3.4x       3.8x       2.4x       2.1x       4.0x       3.8x
                                                             ---------  ---------  ---------        ---  ---------  ---------
                                                             ---------  ---------  ---------        ---  ---------  ---------


                                                               1993
                                                             ---------
Income from continuing operations before income taxes and
  minority interest(1).....................................  $     126
Add:
  Interest expense(1)......................................         39
  Distributions from less than 50% owned companies.........          4
  Interest component of rent expense(1)(2).................          1
                                                             ---------
Earnings available for fixed charges.......................  $     170
                                                             ---------
                                                             ---------
Fixed charges:
  Interest expense(1)......................................  $      39
  Capitalized interest.....................................          1
  Interest component of rent expense(1)(2).................          1
                                                             ---------
Total fixed charges........................................  $      41
                                                             ---------
                                                             ---------
Ratio of earnings to fixed charges.........................        4.1x
                                                             ---------
                                                             ---------

------------------------

(1) Includes 50% owned companies.

(2) Assumed interest component to be one-third of rent expense.